UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2006

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-2636089
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code, (718) 527-3800

Item 7.01 REGULATION FD DISCLOSURE

On August 17, 2006, Janel World Trade, Ltd. issued a press release on the subject of its consolidated financial results for the third fiscal quarter; the three and nine month periods ended June 30, 2006. A copy of that press release is attached to this report as Exhibit 99.1.

The press release contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934. The non-GAAP financial measure consists of a brief discussion of “net revenue” (revenue less forwarding expense, excluding selling, general and administrative expense, and stock-based compensation), which increased by approximately 11.3% in the three month period and approximately 14.7% in the nine month period, while the GAAP measures of income before taxes and net income declined by approximately 51.5% in the three month period and approximately 85.3% in the nine month period. The press release included the GAAP measures of income before taxes, net income, selling, general and administrative expense, and stock-based compensation, and it noted that third fiscal quarter revenue declined by 2.1% from 2005 to 2006, while revenue for the nine month period increased by 14.4% from 2005 to 2006.

Management believes that the information contained in the press release reconciles the non-GAAP financial measure with the most directly comparable GAAP financial measures, and that the press release provides useful information to investors to aid them in understanding the presentation of Janel’s consolidated financial results for the three and nine month periods ended June 30, 2006, because the non-GAAP financial measure highlights the impact of the cost of stock-based compensation upon the actual operational results during fiscal 2006.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information in this report which is required to be disclosed solely by Regulation FD, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	August 17, 2006 Janel World Trade, Ltd. press release regarding the consolidated financial results for the three and nine month periods ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 22, 2006

JANEL WORLD TRADE, LTD.

By:/s/ James N. Jannello
James N. Jannello, Executive Vice President
and Chief Executive Officer